Exhibit 15.1

上海市淮海中路283号香港广场28楼            邮编：200021

电话：+86-21-2326-1888 传真：+86-21-2326-1999

28 Floor, Hong Kong Plaza, No. 283 Huai Hai Middle Road, Shanghai P.R. China 200021

Tel: +86-21-2326-1888      Fax: +86-21-2326-1999

Date:      April 11, 2014

Taomee Holdings Limited

16/F, Building No. A-2, No. 1528 Gumei Road

Xuhui District, Shanghai 200233

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the heading of “Key Information - Risk Factors” included in Taomee Holdings Limited’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, which will be filed by Taomee Holdings Limited with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 in the month of April 2014.

Yours faithfully,

/s/ Allbright Law Offices
Allbright Law Offices